UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2016

OvaScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Fourth Avenue Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Departure of Directors or Certain Officers; Election of Directors.

(b)  The disclosure provided under Item 5.02(c) below is incorporated herein by reference.

(c)  On January 6, 2016, OvaScience, Inc. (“OvaScience” or the “Company”) announced that Harald Stock, Ph.D., a current member of the Company’s Board of Directors, has been appointed as OvaScience’s Chief Executive Officer-Elect, and will begin to serve as the Company’s Chief Executive Officer on July 1, 2016.  Dr. Stock has also resigned as a member of the Compensation Committee and Audit Committee of the Board of Directors, but will remain a member of the Board.  Michelle Dipp, M.D., Ph.D., OvaScience’s current Chief Executive Officer, will remain as Chief Executive Officer until July 1, 2016. Effective immediately, she will also become OvaScience’s Executive Chairman of the Board of Directors (the “Executive Chair”), replacing Richard Aldrich, who has resigned as Chairman of the Board of Directors but who will continue to serve as a director.  Dr. Dipp will continue to serve as Executive Chairman of the Board of the Company after Dr. Stock completes his transition to Chief Executive Officer.  In her new role, Dr. Dipp will work closely with Dr. Stock to evolve the Company’s corporate strategy and will focus on business development.

Dr. Stock, 47, has held global commercial leadership roles with a wide range of healthcare companies, including direct-to-consumer, innovative specialty pharma and service-intensive device and diagnostics businesses. His operational track record includes growing sales of multiple products in the United States, Europe, Asia and other key markets around the world. From January 2014 to December 2015, Dr. Stock served as the president and chief executive officer of ArjoHuntleigh, a leading global provider of caregiver equipment for patients with reduced mobility, and executive vice president of the Extended Care Business Area at the publicly traded Getinge Group, ArjoHuntleigh’s principal owner. He previously served as chief executive officer of the Grünenthal Group, a German specialty pharmaceutical company, from January 2009 to May 2013. Prior to joining Grünenthal, he served as chairman and managing director of the German DePuy Group, the orthopedics division of Johnson & Johnson, from 2006 until the end of 2008. Dr. Stock served on the board of directors of the European Federation of Pharmaceutical Industries and Associations (efpia) and is a board member of a privately-held pharmaceutical company. From May 2011 to October 2012, he was the vice-chairman of the supervisory board of PAION AG, a publicly traded biopharmaceutical company. Dr. Stock studied chemistry and business administration in Great Britain and Germany and received a Ph.D. in inorganic chemistry from the University of Heidelberg in 1997.

On January 5, 2016, OvaScience entered into an employment agreement (the “CEO Agreement”) with Dr. Stock. Pursuant to the CEO Agreement, Dr. Stock will receive an annual base salary of $650,000 in 2016, $700,000 in 2017 and $750,000 in each of 2018, 2019 and 2020. In addition, Dr. Stock may be awarded an annual target bonus of up to 60% of his then-current annual base salary, provided that the annual bonus award may equal 90% of his then-current base salary if Dr. Stock’s performance objective achievement is 120% or higher. The bonus award, if any, will be determined by the Company’s Board of Directors or a committee thereof and will be based upon the achievement of specific individual and corporate goals, as determined by the Board of Directors or a committee thereof.  Dr. Stock will receive a sign-on bonus of $200,000. The Company will also pay for or reimburse him for reasonable costs and expenses related to his relocation from Germany and provide him with a net housing allowance of $6,000 per month through 2018.  The CEO Agreement will expire on December 31, 2020, unless earlier terminated in accordance with its terms.

Pursuant to the terms of the CEO Agreement, Dr. Stock received a stock option pursuant to the Company’s 2012 Stock Incentive Plan to purchase 250,000 shares of Common Stock at an exercise price of $9.42 per share, which was the closing price of the Company’s Common Stock on the NASDAQ Global Market on January 5, 2016, the date of grant of the stock option. The stock option will have a ten-year term and vest over four years, 25% of which will vest on January 5, 2017 and 6.25% of which will vest each quarter thereafter. Dr. Stock has also received a restricted stock unit award representing the right to receive 250,000 shares of Common Stock, which will vest over four years, 25% of which will vest on January 5, 2017 and 6.25% of which will vest each quarter thereafter.  Additionally, if Dr. Stock remains employed by the Company as of the first regularly scheduled meeting of the Board of Directors or the Compensation Committee of the Board of Directors in 2017 and 2018, the Company has agreed, subject to the percentage achievement of performance objectives, to make additional grants of up to 250,000 options in each of 2017 and 2018.

If Dr. Stock’s employment is terminated by OvaScience other than for Cause (as defined in the CEO Agreement) or by Dr. Stock with Good Reason (as defined in CEO Agreement), OvaScience will pay to Dr. Stock any accrued obligations, an amount equal to 18 months of his then-current base salary and COBRA premiums for a period of 18 months (collectively, the

“Severance Benefits”). In addition, if Dr. Stock’s employment is terminated in the one year following the effective date of a Change of Control Event (as defined in the CEO Agreement), in addition to the Severance Benefits described above, all of Dr. Stock’s unvested equity awards outstanding on the date of termination shall vest and be immediately exercisable.

Dr. Stock has also agreed to certain obligations not to compete or directly or indirectly solicit for employment certain current and former key employees and officers of OvaScience during the term of his employment with OvaScience and for the 12 month period following termination of his employment with OvaScience.

A copy of the CEO Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

In connection with Dr. Dipp’s appointment to Executive Chair, on January 5, 2016, OvaScience has entered into an employment agreement (the “EC Agreement”) with Dr. Dipp. Pursuant to the EC Agreement, Dr. Dipp will initially receive an annual base salary of $500,000 per year.  In addition, Dr. Dipp may be awarded an annual target bonus of up to 60% of her then-current annual base salary, provided that the annual bonus may equal up to 90% of her then-current base salary if Dr. Dipp achieves over 100% of her performance objectives. The bonus award, if any, will be determined by the Company’s Board of Directors or a committee thereof and will be based upon the achievement of specific corporate goals, as determined by the Board of Directors or a committee thereof.  The EC Agreement will expire on December 31, 2020, unless earlier terminated in accordance with its terms.

Pursuant to the EC Agreement, Dr. Dipp’s currently outstanding options to purchase Common Stock will continue to vest pursuant to their current vesting schedule while Dr. Dipp serves as Executive Chair.  The unvested portions of Dr. Dipp’s time-based and performance-based restricted stock unit awards restricted stock unit awards issued in December 2014 have been terminated.  Dr. Dipp did not receive any new equity grant in connection with entering the EC Agreement.  Dr. Dipp’s previous employment agreement, that was entered into in December 2014, provided that a tax gross-up would be paid on Dr. Dipp’s behalf if any amounts payable by the Company (or a successor) to her became subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code (the “280G tax gross-up provision”).  In connection with entering into the EC Agreement, Dr. Dipp agreed to eliminate this 280G tax gross-up provision.  The EC Agreement also includes a retention agreement that provides that Dr. Dipp will be entitled to receive $37,500 on the last day of each quarter ending between March 31, 2016 and December 31, 2017 for so long as Dr. Dipp is employed by OvaScience at the end of the applicable quarter.

If Dr. Dipp’s employment is terminated by OvaScience other than for Cause (as defined in the EC Agreement) or by Dr. Dipp with Good Reason (as defined in the EC Agreement), OvaScience will pay to Dr. Dipp any accrued obligations, an amount equal to six months of her then-current base salary, and health insurance premiums pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 for six months, subject to the conditions outlined in the EC Agreement.  Additionally, upon a Change of Control Event (as described in the EC Agreement), all of Dr. Dipp’s unvested equity awards outstanding on the date of termination shall vest and be immediately exercisable.  Following any termination, whether with or without Cause, Dr. Dipp will have six months to exercise any vested equity awards following such termination.

Copies of the EC Agreement and Retention Letter Agreement will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

Forward-Looking Statements

This report includes forward-looking statements about our plans for the commercialization of our fertility treatments in development and our future management. Actual events may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: the science underlying our treatment and treatments in development (including the AUGMENT, OvaPrime and OvaTure treatments), which is unproven; our ability to obtain regulatory approval where necessary for our potential treatments; our ability to develop our potential treatments, including the OvaPrime and OvaTure treatments, on the timelines we expect, if at all; our ability to commercialize the AUGMENT treatment and our potential treatments, including the OvaPrime treatment, on the timelines we expect, if at all; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q and/or Annual Report on Form 10-K. The forward-looking statements contained in this report reflect our current views with respect to future events. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

(e)  The disclosure provided under Item 5.02(c) above is incorporated herein by reference.

Item 8.01. Other Events

On January 6, 2016, the Company issued a press release announcing the appointments of the Company’s Chief Executive Officer-Elect and Executive Chair described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits

99.1        Press Release dated January 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: January 6, 2016	/s/ Jeffrey Young
Jeffrey Young
Chief Financial Officer